Exhibit 10.55

CVS HEALTH CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
GRANT DATE: [MERGED FIELD]

1.     GRANT OF AWARD. Pursuant and subject to the provisions of the [MERGED FIELD] of CVS Health Corporation (the “Plan”), on the date set forth above (the “Grant Date”), CVS Health Corporation (the ”Company”) has granted and hereby evidences the Grant to the person named below (the “Participant”), subject to the terms and conditions set forth or incorporated in this Nonqualified Stock Option Agreement (“Agreement”), the right, and option, to purchase from the Company the aggregate number of shares of Common Stock ($.01 par value) of the Company (“Shares”) set forth below, at the purchase price indicated below (the “Option”), such Option to be exercised as hereinafter provided. The Plan is hereby made a part hereof and Participant agrees to be bound by all the provisions of the Plan. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the Plan. The Option is a nonqualified option as defined in the Plan.

Participant:	[MERGED FIELD]
Employee ID:	[MERGED FIELD]
Shares:	[MERGED FIELD]
Option Price:	[MERGED FIELD]

2.    TERM OF OPTION. The term of this Option shall be for a period of ten (10) years from the Grant Date, subject to the earlier termination of the Option, as set forth in the Plan and in this Agreement. No portion of the Option shall be exercisable after the term of the Option.

3.    EXERCISE OF OPTION. (a)    The Option, subject to the provisions of the Plan, shall be exercised by submitting a request to exercise to the Company’s stock option administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of Shares to be purchased, which number may not be less than one hundred (100) Shares (unless the number of Shares purchased is the total balance which is then exercisable). An exercise by Participant of all or part of this Option shall be effected through the Company’s “cashless exercise” procedures. Otherwise, at the time of exercise, Participant shall tender to the Company cash or cash equivalent for the aggregate option price of the Shares Participant has elected to purchase or certificates for Shares of Common Stock of the Company owned by Participant for at least six (6) months with a fair market value at least equal to the aggregate option price of the Shares Participant has elected to purchase, or a combination of the foregoing.

    (b)    Prior to its expiration or termination and except as otherwise provided herein, the Option will become vested in accordance with the vesting schedule set forth below, each date on which vesting occurs a “Vesting Date”, and any vested Option will be exercisable by Participant prior to the expiration of its term so long as Participant has maintained continuous employment with the Company or a subsidiary of the Company from the Grant Date through the exercise date:

(i)    25% of the Option shall vest on the 1st anniversary of the Grant Date.
(ii)    25% of the Option shall vest on the 2nd anniversary of the Grant Date.
(iii)    25% of the Option shall vest on the 3rd anniversary of the Grant Date.
(iv)    25% of the Option shall vest on the 4th anniversary of the Grant Date.

4.    TAXES. Upon a cashless exercise of the Option the Company shall withhold from the proceeds of the exercise of the Option any required taxes. If the Option is exercised other than through a cashless exercise Company shall have the right to require Participant to pay the amount of any withholding taxes immediately, upon notification from the Company, before the proceeds from the exercise of the Option are delivered to Participant. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable to Participant in cash or in Shares or from any other amounts payable any time thereafter to Participant to the extent allowed under applicable law.

5.    NON-TRANSFERABILITY. The Option shall not be transferable by Participant other than by will or by the laws of descent and distribution, and during Participant’s lifetime shall be exercised only by the Participant during the continuance of Participant’s employment with the Company and any of its subsidiaries.

6.    FORFEITURE OF OPTION UPON TERMINATION OF EMPLOYMENT. Unless otherwise provided for in the Plan or in this Agreement, as of the date on which Participant’s employment with the Company and its subsidiaries terminates, the Option, to the extent unexercised as of the employment termination date, shall be forfeited immediately in its entirety, provided that, if the Participant’s employment with the Company and its subsidiaries terminates without Cause, the Option, to the extent vested and unexercised, shall be exercisable at any time on or before the ninetieth (90th) day immediately following the employment termination date and, to the extent unvested, shall be forfeited immediately.

7.    TERMINATION OF PARTICIPANT’S EMPLOYMENT WITHOUT CAUSE. In the event that Participant’s employment with the Company and its subsidiaries is terminated without Cause and Participant receives severance pay following Participant’s employment pursuant to a written agreement, vesting of the Option shall continue through the end of the severance period set forth in the agreement providing for such severance pay. To the extent vested, the Option shall be exercisable at any time during the severance period and on or before the ninetieth (90th) day following the last day of the severance period, as long as no government regulations or rules are violated by such continued vesting or exercise period; provided, however, that in no event will the Option be exercisable beyond its original term. Any portion of the Option not vested as of the last day of the severance period shall be forfeited as of the last day of the severance period. In the event that Participant returns to employment with the Company or any subsidiary prior to the expiration of the severance period, Participant shall be treated as if his or her employment with the Company or any subsidiary of the Company had continued through the severance period for purposes of determining eligibility for continued vesting.

8.    RETIREMENT OF PARTICIPANT. In the event Participant’s employment with the Company and any subsidiary of the Company terminates by reason of a Qualified Retirement, Participant (a) shall continue to vest in the Option, to the extent unvested as of the retirement date, for a period of three (3) years following Participant’s retirement date and (b) may exercise the Option, to the extent vested, at any time within the period of three (3) years following Participant’s retirement date, but not beyond the original term of the Option, in both cases as long as no government regulations or rules are violated by such continued vesting or exercise period. To the extent unvested or unexercised at the end of the three (3) year period following Participant’s retirement date, the Option shall be forfeited. In the event Participant’s termination of employment qualifies as a Qualified Retirement and Participant also enters into a severance agreement with the Company, the terms of this Section 8 shall apply with respect to the vesting and exercise of the Option as of the Participant’s employment termination date. “Qualified Retirement” shall mean termination of employment on or after attainment of age fifty-five (55) with at least ten (10) years of continuous service, or attainment of age sixty (60) with at least five (5) years of continuous service, provided that:  (i) if Participant elects to terminate his or her employment voluntarily, Participant has provided the Company with at least twelve (12) months advance notice, in accordance with the provisions of Section 13 below, of his or her retirement date or such other term of advance notice as is determined by the Chief Human Resources Officer of the Company; or (ii) if the Company elects to terminate Participant’s employment, such termination is without cause.  A Participant shall also be deemed to have experienced a Qualified Retirement if the Company elects to terminate Participant’s employment without Cause and Participant shall meet the age and service requirement set forth above during the severance period set forth in a severance agreement with the Company.

9.    DISABILITY OF PARTICIPANT. In the event Participant’s employment with the Company and any subsidiary of the Company terminates by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such Plan, as defined by the Social Security Administration), the Option shall vest as of the employment termination date on a pro-rata basis as follows: the Option shall vest with respect to a total number of Shares as of the employment termination date (which is the last day that Participant is employed by the Company and any subsidiary of the Company) equal to (i) the number of Shares subject to the Option on the Grant Date multiplied by the following fraction: (A) the numerator shall be the whole number of months elapsed as of the employment termination date since the Grant Date and (B) the denominator shall be forty-eight (48), minus (ii) the number of Shares with respect to which the Option vested prior to the employment termination date (whether or not the Option was previously exercised). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked. For example, if the time elapsed between the Grant Date and the employment termination date is eight months and five days, the numerator in sub-section (A) above shall be nine. The Option may be exercised to the extent vested at any time within one (1) year of Participant’s employment termination date but not beyond the original term of the Option. The prorated Option shall vest on the Participant’s employment termination date.

10.    DEATH OF PARTICIPANT. In the event of Participant’s death while Participant is employed with the Company and any subsidiary of the Company, the Option shall immediately vest in full, and the Option shall remain exercisable for a period of one (1) year after Participant’s death, or until the Option expiration date, whichever occurs first, by Participant’s Beneficiary. At the end of said one (1)-year time period, all rights with respect to any Option that is unexercised shall terminate and the Option shall be cancelled.

11.    TRANSFER OF EMPLOYMENT.     Transfer of Participant’s employment from the Company to a subsidiary of the Company, among or between subsidiaries of the Company, or from a subsidiary of the Company to the Company shall not be treated as termination of employment.

12.    REQUIRED ACCEPTANCE OF AWARD. The Option may not be exercised unless and until the Company has received the Participant’s acceptance of the terms and conditions set forth herein. Acceptance shall be submitted electronically as required by the Company.

13.    NOTICE. Any notice required to be given hereunder to the Company shall be in writing. If by regular mail, any required notice shall be addressed to: CVS Health Corporation, Attention: Senior Director, Executive Compensation, One CVS Drive, Woonsocket, RI 02895. If by electronic mail, any notice required shall be sent to: equityadministration@cvshealth.com, with “Retirement Notice” in the subject line. Any notice required to be given hereunder to Participant shall be addressed to Participant at his or her address as shown on the records of the Company, subject to the right of either party hereafter to designate in writing to the other some other address.

14.    RECOUPMENT OF OPTION AWARD. The Option subject to this Agreement under the Plan shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that he or she may derive from the Award. By accepting this Award, Participant acknowledges that a copy of the Company’s Recoupment Policy has been made available for the Participant’s reference.

15.    COMMITTEE AUTHORITY. The Committee shall have the authority, in its sole discretion, to make any interpretations, determinations, and/or take any administrative actions with respect to the Plan and this Agreement, including whether any post-termination payments to Participant shall be deemed severance pay, the duration of any severance period, and/or whether a termination was without cause.

16.    GOVERNING LAW. This Nonqualified Stock Option Agreement and the Option evidenced hereby shall be governed by the laws of Delaware, without giving effect to principles of conflict of laws.

17.    ACKNOWLEDGEMENT.     This Agreement shall be fully effective only upon the Participant’s formal acceptance of the terms and conditions set forth above as required by the Company.

BY:
Executive Vice President, Chief Human Resources Officer CVS Health Corporation

Stock Option Agreement

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